Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2019 FINANCIAL RESULTS

Earnings affected by lower pulp and paper prices and market related downtime in paper

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Fourth quarter 2019 net loss of $0.59 per share; earnings before items[1] of $0.03 per share
•	92,000 tons of market-related downtime in paper
•	$80 million of share repurchases

Fort Mill, SC, February 7, 2020 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported a net loss of $34 million ($0.59 per share) for the fourth quarter of 2019 compared to net earnings of $20 million ($0.32 per share) for the third quarter of 2019 and net earnings of $87 million ($1.38 per share) for the fourth quarter of 2018. Sales for the fourth quarter of 2019 were $1.2 billion.

Excluding items listed below, the Company had earnings before items1 of $2 million ($0.03 per share) for the fourth quarter of 2019 compared to earnings before items1 of $55 million ($0.89 per share) for the third quarter of 2019 and earnings before items1 of $103 million ($1.63 per share) for the fourth quarter of 2018.

ITEMS

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Fourth quarter 2019

● Pension settlement loss	Pulp and Paper	Non-service components of net periodic benefit cost	$30	$22	$0.38

● Paper machine closures	Pulp and Paper	Closure and restructuring costs	$17	$13	$0.22

● Margin improvement plan	Personal Care	Closure and restructuring costs	$2	$1	$0.02

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1 / 4

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Third quarter 2019

● Paper machine closures	Pulp and Paper	Impairment of long-lived assets	$32	$25	$0.40

● Paper machine closures	Pulp and Paper	Closure and restructuring costs	$5	$4	$0.07

● Margin improvement plan	Personal Care	Impairment of long-lived assets	$1	$1	$0.02

● Margin improvement plan	Personal Care	Closure and restructuring costs	$6	$5	$0.08

Fourth quarter 2018

● Margin improvement plan	Personal Care	Impairment of long-lived assets	$7	$5	$0.08

● Margin improvement plan	Personal Care	Closure and restructuring costs	$8	$6	$0.09

● U.S. Tax Reform	Corporate	Income tax expense	$5	$5	$0.08

FISCAL YEAR 2019 HIGHLIGHTS

For fiscal year 2019, net earnings amounted to $84 million ($1.37 per share) compared to net earnings of $283 million ($4.48 per share) for fiscal year 2018. The Company had earnings before items1 of $184 million ($3.00 per share) for fiscal year 2019 compared to earnings before items1 of $291 million ($4.61 per share) for fiscal year 2018. Sales amounted to $5.2 billion for fiscal year 2019.

Commenting on the full-year results, John D. Williams, President and Chief Executive Officer said, “Our teams were agile in adjusting to market changes and executed well on things under our control in a challenging market environment. We had strong cash flow generation and our solid financial position allowed us to continue to reward shareholders with a high free cash flow payout ratio, while strategically investing in our assets.”

QUARTERLY REVIEW

“Our results in the paper business fell short of our expectations. Shipments remained weak in the quarter due to seasonally slower demand and some customer destocking. As a result, we increased market-related downtime to better balance our supply with our customer demand and reduce our inventory to more optimal levels,” said John D. Williams, President and Chief Executive Officer.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2 / 4

Commenting on Personal Care, Mr. Williams added, “We had a strong finish to a good year. EBITDA1 significantly improved when compared to last year and we reached 12% EBITDA1 margins, which is the highest level since 2017. We expect to build on the momentum from this past year by continuing to focus on the execution of our margin improvement plan and restore and grow the profitability of the business.”

Operating loss was $15 million in the fourth quarter of 2019 compared to operating income of $29 million in the third quarter of 2019. Depreciation and amortization totaled $74 million in the fourth quarter of 2019.

Operating income before items1 was $4 million in the fourth quarter of 2019 compared to an operating income before items1 of $73 million in the third quarter of 2019.

(In millions of dollars)	4Q 2019	3Q 2019

Sales	$1,244	$1,283
Operating (loss) income
Pulp and Paper segment	(12)	31
Personal Care segment	9	2
Corporate	(12)	(4)
Total operating (loss) income	(15)	29
Operating income before items[1]	4	73
Depreciation and amortization	74	72

The operating loss in the fourth quarter of 2019 was the result of lower average selling prices and unfavorable productivity in pulp and paper, higher selling, general and administrative expenses, and higher maintenance, freight and raw material costs.

When compared to the third quarter of 2019, manufactured paper shipments were down 2% and pulp shipments decreased 3%. The shipment-to-production ratio for paper was 106% in the fourth quarter of 2019, compared to 103% in the third quarter of 2019. Paper inventories decreased by 36,000 tons, and pulp inventories decreased by 15,000 metric tons when compared to the third quarter of 2019.

LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $160 million and capital expenditures were $98 million, resulting in free cash flow1 of $62 million for the fourth quarter of 2019. Domtar’s net debt-to-total capitalization ratio1 stood at 27% at December 31, 2019 compared to 26% at September 30, 2019.

For fiscal year 2019, cash flow from operating activities amounted to $442 million and capital expenditures were $255 million, resulting in free cash flow1 of $187 million. Domtar returned a total of $329 million to its shareholders through a combination of dividend and stock buybacks in 2019. Under its stock repurchase program, Domtar repurchased 6,220,658 shares of common stock at an average price of $35.29 throughout 2019. At the end of the year, Domtar had $403 million remaining under the program.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3 / 4

OUTLOOK

In 2020, our paper volumes are expected to trend with market demand while pulp volumes will increase due to higher pulp productivity at our Espanola and Ashdown mills. The Pulp and Paper business will benefit from lower planned maintenance costs. Personal Care is expected to benefit from their margin improvement plan and higher sales following new customer wins.  Overall, we anticipate costs, including freight, labor and raw materials, to marginally increase.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its fourth quarter and fiscal year 2019 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 367-2403 at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2020 earnings results on April 30, 2020 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.2 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2018 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

4 / 4

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	For the three months ended		For the twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	1,018	1,154	4,332	4,523
Personal Care	242	254	953	1,000
Total for reportable segments	1,260	1,408	5,285	5,523
Intersegment sales	(16)	(18)	(65)	(68)
Consolidated sales	1,244	1,390	5,220	5,455
Depreciation and amortization
Pulp and Paper	57	58	228	238
Personal Care	17	17	65	70
Total for reportable segments	74	75	293	308
Impairment of long-lived assets - Pulp and Paper	—	—	32	—
Impairment of long-lived assets - Personal Care	—	7	26	7
Consolidated depreciation and amortization and impairment of long-lived assets	74	82	351	315
Operating (loss) income
Pulp and Paper	(12)	148	225	438
Personal Care	9	(12)	(15)	(5)
Corporate	(12)	(3)	(47)	(47)
Consolidated operating (loss) income	(15)	133	163	386
Interest expense, net	14	15	52	62
Non-service components of net periodic benefit cost	30	(5)	23	(18)
(Loss) earnings before income taxes and equity loss	(59)	123	88	342
Income tax (benefit) expense	(26)	35	2	57
Equity loss, net of taxes	1	1	2	2
Net (loss) earnings	(34)	87	84	283
Per common share (in dollars)
Net (loss) earnings
Basic	(0.59)	1.38	1.37	4.50
Diluted	(0.59)	1.38	1.37	4.48
Weighted average number of common shares outstanding (millions)
Basic	57.3	62.9	61.2	62.9
Diluted	57.5	63.0	61.4	63.1
Cash flows from operating activities	160	217	442	554
Additions to property, plant and equipment	98	84	255	195

Domtar Corporation

Consolidated Statements of Earnings (Loss)

(In millions of dollars, unless otherwise noted)

	For the three months ended		For the twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018
	(Unaudited)
	$	$	$	$

Sales	1,244	1,390	5,220	5,455
Operating expenses
Cost of sales, excluding depreciation and amortization	1,053	1,064	4,225	4,303
Depreciation and amortization	74	75	293	308
Selling, general and administrative	112	100	434	443
Impairment of long-lived assets	—	7	58	7
Closure and restructuring costs	19	8	42	8
Other operating loss, net	1	3	5	—
	1,259	1,257	5,057	5,069
Operating (loss) income	(15)	133	163	386
Interest expense, net	14	15	52	62
Non-service components of net periodic benefit cost	30	(5)	23	(18)
(Loss) earnings before income taxes and equity loss	(59)	123	88	342
Income tax (benefit) expense	(26)	35	2	57
Equity loss, net of taxes	1	1	2	2
Net (loss) earnings	(34)	87	84	283
Per common share (in dollars)
Net (loss) earnings
Basic	(0.59)	1.38	1.37	4.50
Diluted	(0.59)	1.38	1.37	4.48
Weighted average number of common shares outstanding (millions)
Basic	57.3	62.9	61.2	62.9
Diluted	57.5	63.0	61.4	63.1

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31,	December 31,
	2019	2018
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	61	111
Receivables, less allowances of $6 and $6	577	670
Inventories	786	762
Prepaid expenses	33	24
Income and other taxes receivable	61	22
Total current assets	1,518	1,589
Property, plant and equipment, net	2,567	2,605
Operating lease right-of-use assets	81	—
Intangible assets, net	573	597
Other assets	164	134
Total assets	4,903	4,925
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	9	—
Trade and other payables	705	757
Income and other taxes payable	23	25
Operating lease liabilities due within one year	28	—
Long-term debt due within one year	1	1
Total current liabilities	766	783
Long-term debt	938	853
Operating lease liabilities	69	—
Deferred income taxes and other	479	476
Other liabilities and deferred credits	275	275
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,770	1,981
Retained earnings	998	1,023
Accumulated other comprehensive loss	(393)	(467)
Total shareholders' equity	2,376	2,538
Total liabilities and shareholders' equity	4,903	4,925

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the three months ended		For the twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(Unaudited)		(Unaudited)
	$	$	$	$
Operating activities
Net (loss) earnings	(34)	87	84	283
Adjustments to reconcile net (loss) earnings to cash flows from operating activities
Depreciation and amortization	74	75	293	308
Deferred income taxes and tax uncertainties	(17)	10	(16)	13
Impairment of long-lived assets	—	7	58	7
Net gains on disposals of property, plant and equipment	—	—	—	(4)
Stock-based compensation expense	2	1	9	8
Equity loss, net	1	1	2	2
Other	—	(1)	—	(1)
Changes in assets and liabilities
Receivables	46	25	96	18
Inventories	18	(1)	(16)	(24)
Prepaid expenses	6	6	2	2
Trade and other payables	44	30	(67)	24
Income and other taxes	(16)	(16)	(43)	(32)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	32	—	29	(46)
Other assets and other liabilities	4	(7)	11	(4)
Cash flows from operating activities	160	217	442	554
Investing activities
Additions to property, plant and equipment	(98)	(84)	(255)	(195)
Proceeds from disposals of property, plant and equipment	—	1	1	5
Other	—	—	—	(6)
Cash flows used for investing activities	(98)	(83)	(254)	(196)
Financing activities
Dividend payments	(27)	(27)	(110)	(108)
Stock repurchase	(80)	—	(219)	—
Net change in bank indebtedness	7	—	9	—
Change in revolving credit facility	35	—	80	—
Proceeds from receivables securitization facility	55	85	205	85
Repayments of receivables securitization facility	(90)	(35)	(200)	(60)
Repayments of long-term debt	—	(301)	(1)	(301)
Other	—	1	(1)	2
Cash flows used for financing activities	(100)	(277)	(237)	(382)
Net decrease in cash and cash equivalents	(38)	(143)	(49)	(24)
Impact of foreign exchange on cash	1	(2)	(1)	(4)
Cash and cash equivalents at beginning of year	98	256	111	139
Cash and cash equivalents at end of year	61	111	61	111
Supplemental cash flow information
Net cash payments for:
Interest	7	9	46	57
Income taxes	4	31	59	71

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2019					2018
			Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings (loss)
	Net earnings (loss)	($)	80	18	20	(34)	84	54	43	99	87	283
(+)	Pension settlement loss	($)	—	—	—	22	22	—	—	—	—	—
(+)	Impairment of long-lived assets	($)	8	12	26	—	46	—	—	—	5	5
(+)	Closure and restructuring costs	($)	3	6	9	14	32	—	—	—	6	6
(+)	Litigation settlement	($)	—	—	—	—	—	2	—	—	—	2
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	—	—	(1)	(2)	—	—	(3)
(-)	U.S. Tax Reform	($)	—	—	—	—	—	—	—	(7)	5	(2)
(=)	Earnings before items	($)	91	36	55	2	184	55	41	92	103	291
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	63.2	63.3	61.7	57.5	61.4	62.9	63.2	63.2	63.0	63.1
(=)	Earnings before items per diluted share	($)	1.44	0.57	0.89	0.03	3.00	0.87	0.65	1.46	1.63	4.61

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings (loss)
	Net earnings (loss)	($)	80	18	20	(34)	84	54	43	99	87	283
(+)	Equity loss, net of taxes	($)	1	—	—	1	2	—	—	1	1	2
(+)	Income tax expense (benefit)	($)	24	5	(1)	(26)	2	11	8	3	35	57
(+)	Interest expense, net	($)	13	13	12	14	52	16	16	15	15	62
(+)	Depreciation and amortization	($)	73	74	72	74	293	79	79	75	75	308
(+)	Impairment of long-lived assets	($)	10	15	33	—	58	—	—	—	7	7
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	—	—	(1)	(3)	—	—	(4)
(=)	EBITDA	($)	201	125	136	29	491	159	143	193	220	715
(/)	Sales	($)	1,376	1,317	1,283	1,244	5,220	1,345	1,353	1,367	1,390	5,455
(=)	EBITDA margin	(%)	15%	9%	11%	2%	9%	12%	11%	14%	16%	13%
	EBITDA	($)	201	125	136	29	491	159	143	193	220	715
(+)	Pension settlement loss	($)	—	—	—	30	30	—	—	—	—	—
(+)	Closure and restructuring costs	($)	4	8	11	19	42	—	—	—	8	8
(+)	Litigation settlement	($)	—	—	—	—	—	2	—	—	—	2
(=)	EBITDA before items	($)	205	133	147	78	563	161	143	193	228	725
(/)	Sales	($)	1,376	1,317	1,283	1,244	5,220	1,345	1,353	1,367	1,390	5,455
(=)	EBITDA margin before items	(%)	15%	10%	11%	6%	11%	12%	11%	14%	16%	13%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2019					2018
			Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	55	119	108	160	442	90	177	70	217	554
(-)	Additions to property, plant and equipment	($)	(46)	(55)	(56)	(98)	(255)	(25)	(37)	(49)	(84)	(195)
(=)	Free cash flow	($)	9	64	52	62	187	65	140	21	133	359

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	3	3	1	9		—	1	—	—
(+)	Long-term debt due within one year	($)	1	1	1	1		1	1	1	1
(+)	Long-term debt	($)	853	824	938	938		1,103	1,103	1,103	853
(=)	Debt	($)	857	828	940	948		1,104	1,105	1,104	854
(-)	Cash and cash equivalents	($)	(94)	(93)	(98)	(61)		(152)	(264)	(256)	(111)
(=)	Net debt	($)	763	735	842	887		952	841	848	743
(+)	Shareholders' equity	($)	2,608	2,619	2,439	2,376		2,493	2,458	2,553	2,538
(=)	Total capitalization	($)	3,371	3,354	3,281	3,263		3,445	3,299	3,401	3,281
	Net debt	($)	763	735	842	887		952	841	848	743
(/)	Total capitalization	($)	3,371	3,354	3,281	3,263		3,445	3,299	3,401	3,281
(=)	Net debt-to-total capitalization	(%)	23%	22%	26%	27%		28%	25%	25%	23%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2019

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year	Q1'19	Q2'19	Q3'19	Q4'19	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	144	62	31	(12)	225	(8)	(18)	2	9	(15)	(21)	(10)	(4)	(12)	(47)	115	34	29	(15)	163
(+)	Impairment of long-lived assets	($)	—	—	32	—	32	10	15	1	—	26	—	—	—	—	—	10	15	33	—	58
(+)	Closure and restructuring costs	($)	—	—	5	17	22	4	8	6	2	20	—	—	—	—	—	4	8	11	19	42
(=)	Operating income (loss) before items	($)	144	62	68	5	279	6	5	9	11	31	(21)	(10)	(4)	(12)	(47)	129	57	73	4	263

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	144	62	68	5	279	6	5	9	11	31	(21)	(10)	(4)	(12)	(47)	129	57	73	4	263
(+)	Pension settlement loss	($)	—	—	—	30	30	—	—	—	—	—	—	—	—	—	—	—	—	—	30	30
(+)	Non-service components of net periodic benefit cost	($)	3	3	2	(28)	(20)	—	—	—	—	—	—	(1)	—	(2)	(3)	3	2	2	(30)	(23)
(+)	Depreciation and amortization	($)	57	58	56	57	228	16	16	16	17	65	—	—	—	—	—	73	74	72	74	293
(=)	EBITDA before items	($)	204	123	126	64	517	22	21	25	28	96	(21)	(11)	(4)	(14)	(50)	205	133	147	78	563
(/)	Sales	($)	1,147	1,096	1,071	1,018	4,332	247	237	227	242	953	—	—	—	—	—	1,394	1,333	1,298	1,260	5,285
(=)	EBITDA margin before items	(%)	18%	11%	12%	6%	12%	9%	9%	11%	12%	10%	—	—	—	—	—	15%	10%	11%	6%	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2018

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	76	79	135	148	438	8	2	(3)	(12)	(5)	(7)	(19)	(18)	(3)	(47)	77	62	114	133	386
(+)	Impairment of long-lived assets	($)	—	—	—	—	—	—	—	—	7	7	—	—	—	—	—	—	—	—	7	7
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(3)	—	—	(4)	—	—	—	—	—	—	—	—	—	—	(1)	(3)	—	—	(4)
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	8	8	—	—	—	—	—	—	—	—	8	8
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2	2	—	—	—	2
(=)	Operating income (loss) before items	($)	75	76	135	148	434	8	2	(3)	3	10	(5)	(19)	(18)	(3)	(45)	78	59	114	148	399

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	75	76	135	148	434	8	2	(3)	3	10	(5)	(19)	(18)	(3)	(45)	78	59	114	148	399
(+)	Non-service components of net periodic benefit cost	($)	4	6	4	5	19	—	—	—	—	—	—	(1)	—	—	(1)	4	5	4	5	18
(+)	Depreciation and amortization	($)	61	61	58	58	238	18	18	17	17	70	—	—	—	—	—	79	79	75	75	308
(=)	EBITDA before items	($)	140	143	197	211	691	26	20	14	20	80	(5)	(20)	(18)	(3)	(46)	161	143	193	228	725
(/)	Sales	($)	1,100	1,123	1,146	1,154	4,523	262	247	237	254	1,000	—	—	—	—	—	1,362	1,370	1,383	1,408	5,523
(=)	EBITDA margin before items	(%)	13%	13%	17%	18%	15%	10%	8%	6%	8%	8%	—	—	—	—	—	12%	10%	14%	16%	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2019					2018
		Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,147	1,096	1,071	1,018	4,332	1,100	1,123	1,146	1,154	4,523
Operating income (loss)	($)	144	62	31	(12)	225	76	79	135	148	438
Depreciation and amortization	($)	57	58	56	57	228	61	61	58	58	238
Impairment of long-lived assets	($)	—	—	32	—	32	—	—	—	—	—
Paper
Paper Production	('000 ST)	757	697	653	619	2,726	739	739	743	757	2,978
Paper Shipments - Manufactured	('000 ST)	736	681	672	656	2,745	769	754	727	721	2,971
Communication Papers	('000 ST)	615	567	563	554	2,299	640	615	596	595	2,446
Specialty and Packaging Papers	('000 ST)	121	114	109	102	446	129	139	131	126	525
Paper Shipments - Sourced from 3rd parties	('000 ST)	23	21	25	24	93	28	26	30	25	109
Paper Shipments - Total	('000 ST)	759	702	697	680	2,838	797	780	757	746	3,080
Pulp
Pulp Shipments(a)	('000 ADMT)	349	370	416	404	1,539	374	377	390	395	1,536
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	2%	2%	5%	5%	4%	4%	3%	3%	3%	4%
Softwood Kraft Pulp	(%)	53%	56%	55%	54%	54%	58%	56%	56%	55%	56%
Fluff Pulp	(%)	45%	42%	40%	41%	42%	38%	41%	41%	42%	40%

Personal Care Segment
Sales	($)	247	237	227	242	953	262	247	237	254	1,000
Operating (loss) income	($)	(8)	(18)	2	9	(15)	8	2	(3)	(12)	(5)
Depreciation and amortization	($)	16	16	16	17	65	18	18	17	17	70
Impairment of long-lived assets	($)	10	15	1	—	26	—	—	—	7	7

Average Exchange Rates	$US / $CAN	1.329	1.337	1.321	1.321	1.327	1.264	1.290	1.307	1.321	1.296
	$CAN / $US	0.752	0.748	0.757	0.757	0.754	0.791	0.775	0.765	0.757	0.772
	€ / $US	1.136	1.124	1.111	1.107	1.120	1.229	1.192	1.163	1.141	1.181

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.